Exhibit 3.01

BYE‑LAWS

OF

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(first adopted pursuant to a written resolution of the sole member passed on 12th July, 1994 and amended at annual general meetings of 2nd May 1997, 14th December 1999, 25th May 2000, 15th May 2002, 3rd June, 2008, 13th June 2012, 12th June 2013 and 20th May 2019 and at special general meeting of 14th April 2014).

I N D E X

SUBJECT	BYE‑LAW NO.
Interpretation	1-2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9A
Variation of Rights	10-11
Shares	12-15
Shares Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-42
Register of Members	43-44
Record Dates	45
Transfer of Shares	46-51
Transmission Of Shares	52-54
Untraceable Members	55
General Meetings	56-58
Notice Of General Meetings	59-60
Proceedings At General Meetings	61-65
Voting	66-77
Proxies	78-83
Corporations Acting By Representatives	84
Written Resolutions Of Members	85
Board Of Directors	86
Retirement Of Directors	87-88
Disqualification of Directors	89
Executive Directors and Committee	90-91A
Alternate Directors	92-95
Directors' Fees And Expenses	96-99
Directors' and Officers' Interests	100-103
General Powers Of The Directors	104-109
Borrowing Powers	110-113

31881/CorpDocs

Proceedings Of The Directors	114-123
Managers	124-126
Officers	127-131
Register of Directors and Officers	132
Minutes	133
Seal	134
Authentication Of Documents	135
Destruction Of Documents	136
Dividends And Other Payments	137-146
Reserve	147
Capitalisation	148-149
Subscription Rights Reserve	150
Accounting Records	151-153
Audit	154-159
Notices	160-162
Signatures	163
Winding Up	164-165
Indemnity	166
Alteration Of Bye-laws And Amendment To Memorandum Of Association	167
Information	168

31881/CorpDocs

INTERPRETATION

1.    In these Bye‑laws, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING
"Act"	the Companies Act 1981 of Bermuda, as amended from time to time

"Auditor"	the auditor of the Company for the time being and may include any individual or partnership

"Bye‑laws"	these Bye-laws in their present form or as supplemented or amended or substituted from time to time

"Board" or "Directors"	the Board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present

"capital"	the share capital from time to time of the Company

"clear days"	in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

"clearing house"	a clearing house recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction

"Company"	Central European Media Enterprises Ltd.

"competent regulatory authority"	a competent regulatory authority in the territory where the shares of the Company are listed or quoted on a stock exchange in such territory

"debenture" and "debenture holder"	include debenture stock and debenture stockholder respectively

"Designated Stock Exchange"
a stock exchange which is an appointed stock exchange for the purposes of the Act in respect of which the shares of the Company are listed or quoted and where such appointed stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company

"dollars" and "$"	dollars, the legal currency of the United States of America

"head office"	such office of the Company as the Directors may from time to time determine to be the principal office of the Company

"Immediate Family"	with respect to any individual, such individual's spouse, descendants (natural or adoptive), grandparents, parents, siblings of the whole or half blood

"Member"	a duly registered holder from time to time of the shares in the capital of the Company

"month"	a calendar month

"Notice"	written notice unless otherwise specifically stated and as further defined in these Bye-laws

"Office"	the registered office of the Company for the time being

"paid up"	paid up or credited as paid up

"Register"	the principal register and where applicable, any branch register of Members of the Company to be kept pursuant to the provisions of the Act

"Registration Office"
in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered

"Seal"	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in Bermuda or in any place outside Bermuda

"Secretary"	any person firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary

"Statutes"	the Act and every other act of the Legislature of Bermuda for the time being in force applying to or affecting the Company, its memorandum of association and/or these Bye-laws

"year"	a calendar year

2.    In these Bye‑laws, unless there be something within the subject or context inconsistent with such construction:

(a) words importing the singular include the plural and vice versa;

(b) words importing a gender include every gender;

(c) words importing persons include companies, associations and bodies of persons whether corporate or not;

(d) the words:

(i) "may" shall be construed as permissive;

(ii) "shall" or "will" shall be construed as imperative;

(e) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, litography, photography and other modes of representing words or figures in a visible form;

(f) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re‑enactment thereof for the time being in force;

(g) save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Bye‑laws if not inconsistent with the subject in the context;

(h) a resolution shall be a special resolution when it has been passed by a majority of not less than three‑fourths of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than twenty‑one (21) clear days' notice, specifying (without prejudice to the power contained in these Bye‑laws to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety‑five (95) per cent. in nominal value of the shares giving that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than twenty‑one (21) clear days' Notice has been given;

(i) a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than fourteen (14) clear days' Notice has been duly given;

(j) a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Bye‑laws or the Statutes.

SHARE CAPITAL

3.    (1)    The capital of the Company shall be divided into three classes of shares, namely:

(a) 440,000,000 Shares of Class A Common Stock, par value $0.08 per share ("Class A Shares");

(b) 15,000,000 Shares of Class B Common Stock, par value $0.08 per share ("Class B Shares"); and

(c) 5,000,000 Shares of Preferred Stock, par value $0.08 per share ("Preferred Shares").

The Class A shares and the Class B Shares are together referred to as the "Common Shares".

(2)    The holders of Class A Shares shall, subject to the provisions of these Bye-laws:

(a) be entitled to one vote per Class A Share;

(b) be entitled to such dividends as the directors may from time to time declare on Class A Shares pari passu with the holders of Class B Shares; and

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for a reorganisation or otherwise or upon a distribution of capital, be entitled, after the satisfaction of the rights of the holders of Preferred Shares, to all the surplus assets of the Company pari passu with the holders of Class B Shares.

(3)    The holders of Class B Shares shall, subject to the provisions of these Bye-laws:

(a) be entitled to ten votes per Class B Share;

(b) be entitled to such dividends as the directors may from time to time declare on Class B Shares, pari passu with the holders of Class A Shares; and

(c) in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for a re-organisation or otherwise or upon a distribution of capital, be entitled, after the satisfaction of the rights of the holders of Preferred Shares, to all the surplus assets of the Company pari passu with the holders of Class A Shares.

(4)    The Class B Shares shall be convertible into Class A Shares on a one for one basis at the option of the holder thereof. All of the issued and outstanding Class B Shares shall automatically convert into Class A Shares on a one for one basis when the number of issued and outstanding Class B Shares is less that ten per cent (10%) of the issued and outstanding Common Shares.

(5)    Class B Shares may only be transferred to the following (each a "Permitted Transferee"): (i) to other holders of Class B Shares who were holders of Class B shares prior to the consummation of the Company's public offering of Class A Shares, (ii) in the case where the holder of Class B Shares is an individual, to his or her Immediate Family by gift, devise or otherwise through laws of descent or distribution, to a trust established by holders of Class B Shares the beneficiaries of which are one or more of his or her Immediate Family, to a corporation or other entity the majority of beneficial owners of which are or will be owned by holders of Class B Shares, (iii) in the case where the holder of Class B Shares is a corporation, to its shareholders, (iv) in the case where the holder of Class B Shares is a partnership to its partners, and (v) to any person who would be a Permitted Transferee through a series of permitted transfers. Any other transfer of Class B Shares is void. However, nothing in this Bye-law prevents a holder of Class B Shares from converting his Class B Shares into Class A Shares as permitted by the Bye-laws and transferring such Class A Shares as permitted by law.

(6)    The transfer of more than fifty percent (50%) of the equity interest in a corporation or partnership which is a holder of Class B Shares to other than a Permitted Transferee shall cause all of the Class B Shares held by such corporation or partnership to automatically convert into Class A Shares on a one for one basis. The Company shall be entitled to seek specific enforcement of the conversion in the event the holder of the Class B Shares fails to comply with the requirements to effect such conversion, and shall be entitled to recover from the holder the court costs, reasonable attorneys' fees and other cost and expenses incurred by the Company in connection with obtaining such specific enforcement.

(7)    The Preferred Shares may be issued, subject to the Act, the Company's memorandum of association and these Bye-laws as from time to time amended, from time to time in one or more series of any number of shares, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Shares from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Subject to the Act, the Company's memorandum of association and these Bye-laws, each series of Preferred Shares (a) may have such voting powers, (b) may be subject to redemption at such time or times, price or prices, or rate or rates, and with such adjustments, (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock, (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Company, (e) may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company, at such price or prices or at such rate or rates of exchange, and with such adjustments, (f) may be entitled to the benefit of a sinking fund with respect to the purchase or redemption of shares of such series, and (g) may have such other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and/or rights, all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Shares.

Subject to the Act, the Company's memorandum of association and these Bye-laws as from time to time amended, with respect to the closing of the Register or the fixing of a record date for the determination of Members entitled to vote and except as otherwise provided the Act, the Company's memorandum of association and these Bye-laws as from time to time amended or by the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of outstanding Common Shares shall exclusively have the right to vote for the election of directors and for all other purposes. Except as otherwise provided by the Act, the Company's memorandum of association and these Bye-laws as from time to time amended or by the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. Except as otherwise provided by the Act, the Company's memorandum of association and these Bye-laws as from time to time amended or by the resolution or resolutions providing for the issue of any series of Preferred Shares, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Shares of the full amount, if any, for which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares of any and all series, to share, rateably according to the number of Common Shares held by them, in all remaining assets of the Company available for distribution to its Members.

(8)    Subject to the Act, the Company's memorandum of association and, where applicable, the rules of any Designated Stock Exchange and/or any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board upon such terms and subject to such conditions as it thinks fit.

(9)    Neither the Company nor any of its subsidiaries shall directly or indirectly give financial assistance to a person who is acquiring or proposing to acquire shares in the Company for the purpose of that acquisition whether before or at the same time as the acquisition takes place or afterwards PROVIDED that nothing in this Bye‑law shall prohibit transactions permitted by the Statutes.

ALTERATION OF CAPITAL

4.    The Company may from time to time by ordinary resolution passed by the holders of Common Shares in accordance with Section 45 of the Act:

(a) increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b) consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c) divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that where the Company issues shares which do not carry voting rights, the words "non‑voting" shall appear in the designation of such shares;

(d) sub‑divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub‑division, one or more of the shares may have any such preferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e) change the currency denomination of its share capital; and

(f) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled.

5.    The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Bye‑law and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company's benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.    The Company may from time to time by special resolution passed by the holders of Class A Shares and passed by the holders of Class B Shares, subject to any confirmation or consent required by law, reduce its authorised or issued share capital or any share premium account or other undistributable reserve in any manner permitted by law.

7.    Except so far as otherwise provided by the conditions of issue, or by these Bye‑laws, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Bye‑laws with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

SHARE RIGHTS

8.    Subject to any special rights conferred on the holders of any shares or class of shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

9.    Subject to Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorised by its memorandum of association, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by ordinary resolution of the Members determine.

9A.    (1)    There shall be a class vote for the holders of Class A Shares and a class vote for the holders of Class B Shares to pass a resolution to approve a going private transaction, and unless such resolution is passed by a majority of the votes cast at the meeting of each class, the resolution shall not pass.

(2)    For the purposes of this bye-law, a "going private transaction" is any Rule 13e-3 transaction as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934 of the UNited States of America, as amended, between the Company and (i) Ronald S. Lauder (the "Principal Shareholder"), (ii) any Affiliate of the Principal Shareholder or (iii) any group consisting of the Principal Shareholder or Affiliates of the Principal Shareholder. For the purposes of this bye-law "Affiliate of the Principal Shareholder" means (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with, the Principal Shareholder, (ii) any corporation or organisation (other than the Company or a majority-owned subsidiary of the Company) of which the Principal Shareholder is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which the Principal Shareholder has a substantial beneficial interest, (iii) any trust or other estate in which the Principal Shareholder has a substantial beneficial interest or as to which such Principal Shareholder serves as trustee or in a similar fiduciary capacity or (iv) any relative or spouse of a Principal Shareholder, or any relative of such spouse, who has the same residence as such Principal Shareholder.

VARIATION OF RIGHTS

10.    Subject to the Act and without prejudice to Bye‑law 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated either with the consent in writing of the holders of not less than three‑fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Bye‑laws relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a) the necessary quorum (other than at an adjourned meeting) shall be two persons holding or representing by proxy not less than one‑third in nominal value of the issued shares of that class and at any adjourned meeting of such holders, two holders present in person or by proxy (whatever the number of shares held by them) shall be a quorum;

(b) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him or in the case of Class B Shares, ten votes for every such share held by him; and

(c) any holder of shares of the class present in person or by proxy may demand a poll.

11.    The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

12.    (1)    Subject to the Act and these Bye‑laws and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount. Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

(2)    The Board may issue warrants conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

(3)    The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board may from time to time determine. All rights attaching to Treasury Shares shall be suspended and shall not be exercised by the Company while it holds such Treasury Shares and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company. For the purposes of these Bye-Laws, “Treasury Share” shall mean a share of the Company that was or is treated as having been acquired and held by the Company and has been continuously held by the Company since it was so acquired and has not been cancelled.

13.    The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14.    Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Bye‑laws or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.    Subject to the Act and these Bye‑laws, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16.    The shares of the Company’s stock may be certificated or uncertificated, as provided under the Act. Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

17.    (1)    In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)    Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Bye‑laws, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

18.    Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon request in writing to the Company and upon payment for every certificate after the first of such reasonable out‑of‑pocket expenses as the Board from time to time determines. A shareholder who does not submit such a request in writing to the Company shall receive uncertificated shares.

19.    Share certificates requested pursuant to Bye-Law 18 shall be issued in the case of an issue of shares within twenty‑one (21) days (or such longer period as the terms of the issue provide) after such a request or in the case of a transfer of fully or partly paid shares within twenty‑one (21) days after such a request following the lodgement of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register.

20.    Upon every transfer of certificated shares, the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and if requested by the tranferee pursuant to Bye-Law 18 a new certificate shall be issued to the transferee in respect of the shares transferred to him. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him if so requested by the transferor pursuant to Bye-law 18.

21.    If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant member upon request and on payment of such fee as the Designated Stock Exchange may determine to be the maximum payable or such lesser sum as the Board may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out‑of‑pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

LIEN

22.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Bye‑law.

23.    Subject to these Bye‑laws, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24.    The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25.    Subject to these Bye‑laws and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days' Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26.    A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments. The Directors may make arrangements on the issue of shares for a difference between the shareholders in the amount of calls to be paid and in the times of payment.

27.    A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

28.    If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29.    No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any General Meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30.    On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Bye‑laws; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31.    Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Bye‑laws shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32.    On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33.    The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money's worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one month's notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

34.    (1)    If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days' notice:

(a)    requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)    stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2)    If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

35.    When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

36.    The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye‑laws to forfeiture will include surrender.

37.    Until cancelled in accordance with the requirements of the Act, a forfeited share shall be the property of the Company and may be sold, re‑allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re‑allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

38.    A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Bye‑law any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

39.    A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

40.    Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re‑allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41.    The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

42.    The provisions of these Bye‑laws as to forfeiture shall apply in the case of non‑payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

43.    (1)    The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)    the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)    the date on which each person was entered in the Register; and

(c)    the date on which any person ceased to be a Member.

(2)    Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

44.    The Register and branch register of Members, as the case may be, shall be open to inspection between 10 a.m. and 12 noon on every business day by Members without charge or by any other person, upon a maximum payment of five Bermuda dollars, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or, if appropriate, upon a maximum payment of ten dollars at the Registration Office. The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper and where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

45.    Notwithstanding any other provision of these Bye‑laws the Company or the Directors may fix any date as the record date for:

(a)    determining the Members entitled to receive any dividend, distribution, allotment or issue and such record date may be on, or at any time not more than 30 days before or after, any date on which such dividend, distribution, allotment or issue is declared, paid or made;

(b)    determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

46.    Subject to these Bye‑laws, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the Board and may be under hand only.

47.    The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Bye‑laws shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

48.    (1)    The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share issued under any share scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any share to more than four (4) joint holders. Nothing in these Bye-laws shall impair the settlement of transactions entered into through the facilities of the National Association of Security Dealers Automated Quotations System or other Designate Stock Exchange except as provided by such exchanges.

(2)    No transfer shall be made to an infant or to a person of unsound mind or under other legal disability.

(3)    The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(4)    Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement it shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act.

49.    Without limiting the generality of the last preceding Bye‑law, the Board may decline to recognise any instrument of transfer unless:‑

(a)    the instrument of transfer is in respect of only one class of share;

(b)    the instrument of transfer is lodged at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(c)    if applicable, the instrument of transfer is duly and properly stamped.

50.    If the Board refuses to register a transfer of any share in accordance with Bye-law 48, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

51.    The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect be suspended at such times and for such periods (not exceeding thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

52.    If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Bye‑law will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

53.    Subject to Section 52 of the Act, any person becoming entitled to a share in consequence of the death or bankruptcy or winding‑up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Bye‑laws relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54.    A person becoming entitled to a share by reason of the death or bankruptcy or winding‑up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Bye‑ law 75(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

55.    (1)    Without prejudice to the rights of the Company under paragraph (2) of this Bye‑law, the Company may cease sending cheque for dividend entitlements or dividend warrants by post if such cheque or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheque for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)    The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)    all cheque or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Bye‑laws of the Company have remained uncashed;

(b)    so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)    the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers in accordance with the requirements of, the Designated Stock Exchange to be made of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this Bye‑law and ending at the expiry of the period referred to in that paragraph.

(3)    To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Bye‑law shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

56.    An annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as may be determined by the Board.

57.    Each general meeting, other than an annual general meeting, shall be called a special general meeting. General meetings may be held in any part of the world as may be determined by the Board.

58.    (1)    The Board may whenever it thinks fit call special general meetings, and Members holding at the date of deposit of the requisition not less than one‑tenth of the paid up capital of the Company carrying the right of voting at general meetings of the Company shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require a special general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty‑one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionists themselves may do so in accordance with the provisions of Section 74(3) of the Act.

(2)    A Member may raise business, including the nomination of a candidate for election as a Director, to be considered at annual and special general meetings of the Company, provided, however, that in order to be brought before a general meeting Member proposals must (i) be a proper matter for Member action under the Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “Rules and Regulations”), (ii) comply with the requirements of this Bye-law 58 and (iii) with respect to Director nominees, the Member submitting such proposal shall have beneficially owned at least five percent of any class of the Company’s outstanding stock for a period of at least one year. Where a Member proposal is to be considered at an annual general meeting, notice of such Member proposal must be received by the Secretary not less than 120 days prior to the anniversary date of the prior year’s annual general meeting proxy statement. Where a Member proposal is to be considered at a special general meeting, such notice must be received not later than five (5) days following the earlier of the date on which notice of the special general meeting was given to Members in accordance with these Bye-laws or the date on which public disclosure of the date of the special general meeting was made. Any notice of a Member proposal shall contain (i) the name, address and relationship to the Company of the proposing Member and, with respect to director nominations, the proposed nominee, (ii) with respect to director nominations, a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with the Company, (iii) with respect to director nominations, a statement to the effect that the proposed nominee meets the Company’s published minimum criteria for consideration as a nominee for director of the Company, (iv) the form of resolution to be included in the proxy statement, (v) a brief description as to why the passing of the resolution is beneficial to the Company and (vi) any such other information as would be required under the rules and regulations of the U.S. Securities and Exchange Commission to be included in the Company’s proxy statement if such proposal were to be included therein. Notwithstanding the foregoing, in order to include information with respect to a Member proposal in the Company’s proxy statement and form of proxy for a general meeting, such Member must provide notice as required by, and otherwise comply with, the Act and the Rules and Regulations. The Company may exclude a Member’s proposal from the Company’s proxy statement and form of proxy in accordance with the Act and the Rules and Regulations.

NOTICE OF GENERAL MEETINGS

59.    (1)    An annual general meeting and any special general meeting shall be called by not less than fourteen (14) clear days' Notice but a general meeting may be called by shorter notice if it is so agreed:

(a)    in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)    in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety‑five per cent. (95%) in nominal value of the issued shares giving that right.

(2)    The period of notice shall be exclusive of the day on which it is served or deemed to be served and exclusive of the day on which the meeting is to be held, and the notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Bye‑laws or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding‑up of a Member and to each of the Directors and the Auditors.

60.    The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non‑receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

61.    (1)    All business shall be deemed special that is transacted at a special general meeting, and also all business that is transacted at an annual general meeting, with the exception of sanctioning dividends, the reading, considering and adopting of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

(2)    No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. Such number of Members holding a majority of the votes of the Company and present in person or by proxy or (in the case of a member being a corporation) by its duly authorised representative shall form a quorum for all purposes.

62.    If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

63.    The President of the Company or the Chairman shall preside as chairman at every general meeting. If at any meeting the President or the Chairman, as the case may be, is not present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the Chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.

64.    The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place as the meeting shall determine, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days' notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment. No business shall be transacted at any such adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

65.    If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

66.    Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Bye‑laws, at any general meeting on a show of hands every Member present in person or by proxy or (being a corporation) is present by a representative duly authorised under Section 78 of the Act shall have one vote and on a poll every Member present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy shall have such number of votes as are attached to every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)    by the chairman of such meeting; or

(b)    by at least three Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

(c)    by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and representing not less than one‑tenth of the total voting rights of all Members having the right to vote at the meeting; or

(d)    by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one‑tenth of the total sum paid up on all shares conferring that right.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

67.    Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

68.    If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

69.    A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

70.    The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

71.    On a poll votes may be given either personally or by proxy.

72.    A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

73.    In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

74.    Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye‑law be deemed joint holders thereof.

75.    (1)    A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty‑eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

(2)    Any person entitled under Bye‑law 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty‑eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

76.    No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any General Meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

77.    If:

(a)    any objection shall be raised to the qualification of any voter; or

(b)    any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)    any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

PROXIES

78.    Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member may appoint a proxy in respect of part only of his holding of shares in the Company. A proxy need not be a Member of the Company.

79.    If an instrument appointing a proxy is in writing, it shall be under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy in writing purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

80.    Subject to the Act, the instrument appointing a proxy, whether in writing or in any other form as may be approved by the Board, and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered or otherwise submitted or communicated to the Company in such form and manner or to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified for instruments in writing, at the Registration Office or the Office, as may be appropriate) not less than forty‑eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty‑four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, if such instrument is in writing, or the date it is submitted or communicated to the Company, if such instrument is in a form other than in writing, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery, submission or communication, as the case may be, of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

81.    Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two‑way form) and the Board may, if it thinks fit, send out or provide access to with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

82.    A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

83.    Anything which under these Bye‑laws a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Bye‑laws relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

84.    (1)    Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of Members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Bye‑laws be deemed to be present in person at any such meeting if a person so authorised is present thereat. Any reference in these Bye‑laws to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Bye‑law.

(2)    If a clearing house is a Member, it may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of Members provided that, if more than one person is so authorised, the authorization shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Bye‑law shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member.

WRITTEN RESOLUTIONS OF MEMBERS

85.    (1)    Subject to the Act, a resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Bye‑laws, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a special resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

(2)    Notwithstanding any provisions contained in these Bye‑laws, a resolution in writing shall not be passed for the purpose of removing a Director before the expiration of his term of office under Bye‑law 86(4) or for the purposes set out in Bye‑law 154(3) relating to the removal and appointment of the Auditor.

BOARD OF DIRECTORS

86.    (1)    Unless otherwise determined by the Board of Directors, the number of Directors shall not be less than three (3). At all times, at least two (2) Directors shall be independent directors. The Directors shall be elected or appointed by ordinary resolution in the first place at the statutory meeting of Members and thereafter at each annual general meeting of the Company subject to Bye‑law 87 and shall hold office until the next appointment of Directors or until their successors are elected or appointed.

(2)    The Directors shall have the power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy on the Board or as an addition to the existing Board but so that the number of Directors so appointed shall not exceed any maximum number determined from time to time by the Board of Directors. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re‑election at that meeting.

(3)    Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(4)    Subject to any provision to the contrary in these Bye‑laws the Members may, at any general meeting convened and held in accordance with these Bye‑laws, by special resolution remove a Director at any time before the expiration of his period of office notwithstanding anything in these Bye‑laws or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement) provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

(5)    A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (4) above may be filled by the election or appointment by the Members at the meeting at which such Director is removed to hold office until the next appointment of Directors or until their successors are elected or appointed or, in the absence of such election or appointment the Board of Directors may fill any vacancy in the number left unfilled.

(6)    The Board of Directors may from time to time increase or reduce the number of Directors but so that the number of Directors shall never be less than two (2).

RETIREMENT OF DIRECTORS

87.    (1)    At each annual general meeting all of the Directors for the time being shall retire from office.

(2)    A retiring Director shall be eligible for re-election.

88.    No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election or nominated by a Member pursuant to Bye-Law 58(2), be eligible for election as a Director at any general meeting.

DISQUALIFICATION OF DIRECTORS

89.    The office of a Director shall be vacated if the Director:

(1)    resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board whereupon the Board resolves to accept such resignation;

(2)    becomes of unsound mine or dies;

(3)    without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months, and his alternate Director, if any, shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

(4)    becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5)    is prohibited by law from being a Director; or

(6)    ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Bye‑laws.

EXECUTIVE DIRECTORS AND COMMITTEES

90.    The Board may from time to time appoint any one or more of its body to be a Managing Director, Joint Managing Director or Deputy Managing Director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Bye‑law shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

91.    Notwithstanding Bye‑laws 96, 97, 98 and 99, an executive Director appointed to an office under Bye‑law 90 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

91A.    The Board may delegate any of its powers to a committee appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. The Board shall maintain an audit committee, a majority of the members of which shall be independent directors.

ALTERNATE DIRECTORS

92.    Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye‑laws shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

93.    An alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

94.    Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being absent from Hong Kong or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

95.    An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re‑appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re‑elected at the same meeting, any appointment of such alternate Director pursuant to these Bye‑laws which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS' FEES AND EXPENSES

96.    The remuneration of the Directors shall from time to time be determined by the Directors and reported to the Members on an annual basis. Such remuneration shall be deemed to accrue from day to day.

97.    Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

98.    Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Bye‑law.

99.    The Board shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS' AND OFFICERS' INTERESTS

100.    A Director may:

(a)     hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and, subject to the relevant provisions of the Act, upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Bye‑law;

(b)    act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)    continue to be or become a director, managing director, joint managing Director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Bye‑laws the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

101.    Subject to the Act and to these Bye‑laws, no Director or officer or proposed or intending Director or officer shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director or officer is in any way interested be liable to be avoided, nor shall any Director or officer so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director or officer holding that office or of the fiduciary relationship thereby established provided that such Director or officer shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Bye‑law 102 herein.

102.    A Director or officer who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Bye‑law, a general notice to the Board by a Director to the effect that:

(a)    he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(b)    he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Bye‑law in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director or officer takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

103.    (1)    A Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or any other proposal in which he is to his knowledge materially interested, but this prohibition shall not apply to any of the following matters namely:

(i) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or obligations incurred or undertaken by him at the request of or for the benefit of the Company or any of its subsidiaries;

(ii) any contract or arrangement for the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director has himself assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii) any contract or arrangement concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director is or is to be interested as a participant in the underwriting or sub‑underwriting of the offer;

(iv) any contract or arrangement in which he is interested in the same manner as other holders of shares or debentures or other securities of the Company or any of its subsidiaries by virtue only of his interest in shares or debentures or other securities of the Company;

(v) any contract or arrangement concerning any other company in which he is interested only, whether directly or indirectly, as an officer or executive or a shareholder other than a company in which the Director together with any of his associates (as defined by the rules, where applicable, of the Designated Stock Exchange) is beneficially interested in five (5) per cent or more of the issued shares or of the voting rights of any class of shares of such company (or any third company through which his interest is derived); or

(vi) any proposal concerning the adoption, modification or operation of a share option scheme, a pension fund or retirement, death or disability benefits scheme or other arrangement which relates both to directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates.

(2)    A company shall be deemed to be a company in which a Director owns five (5) per cent. or more if and so long as (but only if and so long as) he and his associates (as defined by the rules, where applicable, of the Designated Stock Exchange), (either directly or indirectly) are the holders of or beneficially interested in five (5) per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or of any third company through which his interest is derived). For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

(3)    Where a company in which a Director together with his associates (as defined by the rules, where applicable, of the Designated Stock Exchange) holds five (5) per cent. or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

(4)    If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such chairman shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board.

GENERAL POWERS OF THE DIRECTORS

104.    (1)    The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Bye‑laws required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Bye‑laws and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Bye‑law shall not be limited or restricted by any special authority or power given to the Board by any other Bye‑law.

(2)    Without prejudice to the general powers conferred by these Bye‑laws it is hereby expressly declared that the Board shall have the following powers:

(a)    To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(b)    To give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

(c)    To resolve that the Company be discontinued in Bermuda and continued in a named country or jurisdiction outside Bermuda subject to the provisions of the Act.

105.    [Deleted]

106.    The Board may by power of attorney appoint under the Seal any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye‑laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub‑delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company's Seal.

107.    Except as specified in Bye-law 130 or unless expressly authorized by the Board in accordance with these Bye-laws, no Director or Officer may (a) enter into any contract or deed or other agreement pursuant to which the Company is obliged to make payment over such term or such amount as the Board may from time to time determine, or (b) issue or agree to issue any share of the Company. The Board may entrust to and confer upon any officer such powers, with such terms, conditions and restrictions, as the Board in its discretion deems appropriate.

108.    All cheque, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

109.    (1)    The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company's moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex‑Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex‑employees of the Company and their dependents or any class or classes of such person.

(2)    The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable, and either subject or not subject to any terms or conditions, pensions or other benefits to employees and ex‑employees and their dependents, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex‑employees or their dependents are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

BORROWING POWERS

110.    The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.    Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

112.    Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

113.    (1)    Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

(2)    The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Act in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

114.    The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. A majority of the meetings of the Board of Directors of the Company that are held in any given fiscal year of the Company shall be held outside the United States.

115.    A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the President or Chairman, as the case may be, or any Director. Any Director may waive notice of any meeting either prospectively or retrospectively.

116.    (1)    The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

(2)    Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a Meeting as if those participating were present in person.

(3)    Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

117.    The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Bye‑laws, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye‑laws as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

118.    The Board may elect a chairman and one or more deputy chairman of its meetings and determine the period for which they are respectively to hold such office. If no chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

119.    A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

120.    (1)    The Board may delegate any of its powers, authorities and discretions to committees, consisting of such Director, officer, Directors or officers as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2)    All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

121.    The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye‑laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Bye‑law.

122.    A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill‑health or disability, and all the alternate Directors, if appropriate, whose appointors are temporarily unable to act as aforesaid shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Bye‑laws) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or alternate Directors and for this purpose a facsimile signature of a Director or an alternate Director shall be treated as valid.

123.    All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member or the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

MANAGERS

124.    The Board may from time to time appoint a General Manager, a Manager or Managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the General Manager, Manager or Managers who may be employed by him or them upon the business of the Company.

125.    The appointment of such General Manager, Manager or Managers may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as they may think fit.

126.    The Board may enter into such agreement or agreements with any such General Manager, Manager or Managers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such General Manager, Manager or Managers to appoint an Assistant Manager or Managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

OFFICERS

127.    (1)    The officers of the Company shall consist of the president, vice‑president, and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Act and these Bye‑laws as well as solely for the purposes of the Act, the chairman, deputy chairman and Directors.

(2)    The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a president and a vice‑president or a chairman and a deputy chairman; and if more than one (1) Director is proposed for either of these offices, the election to such office shall take place in such manner as the Directors may determine.

(3)    The officers shall receive such remuneration as the Directors may from time to time determine.

(4)    Where the Company does not have a quorum of Directors ordinarily resident in Bermuda, the Company shall in accordance with the Act appoint and maintain a resident representative ordinarily resident in Bermuda and the resident representative shall maintain an office in Bermuda and comply with the provisions of the Act.

The Company shall provide the resident representative with such documents and information as the resident representative may require in order to be able to comply with the provisions of the Act.

The resident representative shall be entitled to have notice of, attend and be heard at any Directors' meetings or general meeting of the Company.

128.    (1)    The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two (2) or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2)    The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Bye‑laws or as may be prescribed by the Board.

129.    The President or the Chairman, as the case may be, shall act as chairman at all meetings of the Members and of the Directors at which he is present. In his absence a chairman shall be appointed or elected by those present at the meeting.

130.    The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time. In addition, the President of the Company shall have the power and is expressly authorized to enter into any contract, deed or other agreement that obliges the Company to make payments (or provide services or goods) in an amount (or having a fair value) not exceeding US$250,000 or, of such obligations is contemplated by and within the limits established by an Annual Budget and Operating Plan approved by the Board, obligates the Company to make payments (or provide services or goods) in an amount (or having a fair value) not exceeding US$1,000,000.

131.    A provision of the Act or of these Bye‑laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

REGISTER OF DIRECTORS AND OFFICERS

132.    (1)    The Board shall cause to be kept in one or more books at its Office a Register of Directors and officers and shall enter therein the following particulars with respect to each Director and officer, that is to say:

(a)    his or her first name and surname; and

(b)    his or her address.

(2)    The Board shall within a period of fourteen (14) days from the occurrence of ‑

(a)    any change among its Directors and officers; or

(b)    any change in the particulars contained in the Register of Directors and officers,

cause to be entered on the Register of Directors and officers the particulars of such change and of the date on which it occurred.

(3)    The Register of Directors and officers shall be open to inspection by members of the public without charge at the Office between 10:00 a.m. and 12:00 noon on every business day.

(4)    In this Bye‑law "officer" has the meaning ascribed to it in Section 92A(7) of the Act.

MINUTES

133.    The Board shall cause Minutes to be duly entered in books provided for the purpose:

(a)    of all elections and appointments of Directors and officers;

(b)    of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)    of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board.

SEAL

134.    (1)    The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the words "Securities Seal" on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Bye‑laws, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Bye‑law shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)    Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Bye‑laws reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

135.    Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts there from as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

136.    The Company shall be entitled to destroy the following documents at the following times:

(a)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)
any divident mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)	any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)
copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Bye‑law shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Bye‑law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Bye‑law to the destruction of any document include references to its disposal in any manner.

DIVIDENDS AND OTHER PAYMENTS

137.    The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend in any currency to be paid to the Members, in proportion to the number of shares held by them except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide. The Board may also make a distribution to the Members out of any contributed surplus (as ascertained in accordance with the Act).

138.    No dividend shall be paid or distribution made out of contributed surplus if to do so would render the Company unable to pay its liabilities as they become due or the realisable value of its assets would thereby become less than its liabilities.

139.    Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)    all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Bye‑law as paid up on the share; and

(b)    all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

140.    The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non‑preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non‑preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half‑yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

141.    The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

142.    No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

143.    Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

144.    All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

145.    Whenever the Board has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

146.    Intentionally Deleted

RESERVES

147.    Before declaring any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to dividend or distribute to the Members.

CAPITALISATION

148.    (1)    The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for dividend or distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)    The Board may resolve to capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

149.    The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Bye‑law and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

SUBSCRIPTION RIGHTS RESERVE

150.    The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Act:

(1)    If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)    as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Bye‑law) maintain in accordance with the provisions of this Bye‑law a reserve (the "Subscription Rights Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub‑ paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)    the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)    upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrant holder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)
the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)
the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrant holders; and

(d)    if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrant holder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrant holder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrant holder upon the issue of such certificate.

(2)    Shares allotted pursuant to the provisions of this Bye‑law shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Bye‑law, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)    The provision of this Bye‑law as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrant holder or class of warrant holders under this Bye‑law without the sanction of a special resolution of such warrant holders or class of warrant holders.

(4)    A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrant holders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrant holders and shareholders.

ACCOUNTING RECORDS

151.    The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Act or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

152.    The accounting records shall be kept at the Office or, subject to the Act, at such other place or places as the Board decides and shall always be open to inspection by the Directors of the Company. No Member (other than a Director of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

153.    Subject to Section 88 of the Act, a printed copy of the Directors' report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors' report, shall be sent to each person entitled thereto at least twenty‑one (21) days before the date of the general meeting and laid before the Company in general meeting in accordance with the requirements of the Act provided that this Bye‑law shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT

154.    (1)    Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2)    Subject to Section 89 of the Act, a person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

(3)    The Members may, at any general meeting convened and held in accordance with these Bye‑laws, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

155.    Subject to Section 88 of the Act the accounts of the Company shall be audited at least once in every year.

156.    The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

157.    If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness, other disability or other circumstances at a time when his services are required, the Directors may fill the vacancy.

158.    The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

159.    The statement of income and expenditure and the balance sheet provided for by these Bye‑Laws shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

NOTICES

160.    (1)    Any Notice from the Company to a Member may be given:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member's address in the Register of Members; or

(c)
if consented to by the Member to whom such notice is given, by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)	if consented to by the Member to whom such notice is given, by posting on an electronic network together with a separate notice to the Member of the specific posting; or

(e)	if consented to by the Member to whom such notice is given, by any other form of electronic transmission.

(2)    Any consent given by a Member with respect to a method of notice set forth in Bye-laws 160 (1)(c)-(e) above may be given by letter mail, courier, or any form of electronic transmission and shall be revocable by the Member by notice to the Company given by letter mail, courier, or any form of electronic transmission. Any such consent shall be deemed revoked if the Company is unable to deliver three consecutive notices in accordance with such consent or when such inability to deliver notice becomes known to the Company’s secretary or transfer agent or other person responsible for the giving of notice.
(3)     Any Notice from a Member to the Company may be given in accordance with such directions as may be given by the Company for such purpose on its website or otherwise.

161.    (1)    Any notice delivered in accordance with Bye-laws 160(1)(a) or 160(1)(b) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted or delivered to the courier.

(2)    Any notice delivered in accordance with Bye-law 160(1)(c) shall be deemed to have been served when directed to a number or an electronic mail address at which the Member has consented to receive notice.

(3)    Any notice delivered in accordance with Bye-laws 160(1)(d) or 160(1)(e) shall be deemed to have been served upon the later of (i) the notification of the Member in accordance with such Bye-law; and (ii) the publication of the information or document on the electronic network.

162.    Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

SIGNATURES

163.    For the purposes of these Bye‑laws, a cable or telex or facsimile transmission message purporting to come from a holder of shares or, as the case may be, a Director or alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or alternate Director in the terms in which it is received.

WINDING UP

164.    (1)    The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(2)    A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

165.    If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

166.    (1)    The Directors, Secretary and other officers (such term to include, for the purposes of this Bye-law 166 any person appointed to any committee by the Board) for the time being and each such person who is or was or had agreed to become a Director or officer of the Company and each such person who is or was serving or who had agreed to serve as an employee or agent of the Company or as a Director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise in which the Company is or was engaged acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, or on behalf of the Company or purportedly on behalf of the Company, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. Subject to the provisions of the Act and without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Bye-law.

(2)    Each Member agrees to waive and release any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or officer on account of any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts by such Director or officer, or the failure of such Director or officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or officer.

(3)    The indemnity provided by Bye-law 166(1) above shall extend, as a matter of contract between each Member and each former Director and officer of the Company and their heirs, executors and administrators, to any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts by the former Directors and officers of the Company. The waiver of claims or right of action by each Member provided by Bye-law 166(2) above shall extend, as a matter of contract between each Member and each former Director and officer of the Company and their heirs, executors and administrators, to any act done, purported to be done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts by the former Directors and officers of the Company.

(4)    Any repeal or modification of this Bye-law 166 shall not adversely affect any right or protection existing under this Bye-law 166 immediately prior to such repeal or modification.

(5)    The Company may advance moneys to an individual who is indemnified pursuant to Bye-law 166(1) above for the costs, charges and expenses incurred by such individual in defending any civil or criminal proceedings against them, on condition that such individual shall repay the advance if any allegation of fraud or dishonesty is proved against them.

ALTERATION OF BYE‑LAWS & AMENDMENT TO MEMORANDUM OF ASSOCIATION

167.    No Bye‑Law shall be rescinded, altered or amended and no new Bye‑Law shall be made until the same has been approved by a resolution of the Directors and confirmed by an ordinary resolution of the holders of Common Shares.

INFORMATION

168.    No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

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